UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 9, 2009

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 11, 2009, Jamba, Inc. (the “Company”) issued a press release announcing its financial results for the 12 week and 40 week periods ended October 6, 2009. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On November 9, 2009, the Company entered into an Executive Employment Agreement with Susan Shields (the “Agreement”) in connection with her promotion to Senior Vice President, Chief Marketing Officer. The form and terms of the Agreement, including salary, severance benefits and change of control benefits, are substantially similar to the form of agreement described in, and filed as Exhibit 10.1 to, the Company’s current report on Form 8-K filed on October 14, 2008, except that the Agreement does not contain any acceleration or severance benefits in the event that Ms. Shields is terminated without cause (as defined therein) within three months following the start date of the Company’s next chief executive officer.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated November 11, 2009 regarding financial results for the 12 and 40 week periods ended October 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: November 12, 2009	By:	/s/ KAREN L. LUEY
	Name:	Karen L. Luey
	Title:	Senior Vice President, Chief Financial Officer